EX-28.d.1.b

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended November 30, 2020*

Funds of the Trust	Advisory Fees
Nationwide Fund

0.54% on assets up to $250 million;

0.53% on assets of $250 million and more but less than $1 billion;

0.52% on assets of $1 billion and more but less than $2 billion;

0.495% on assets of $2 billion and more but less than $5 billion; and

0.47% on assets of $5 billion and more

Nationwide Mellon Dynamic U.S. Core Fund (formerly, Nationwide Dynamic U.S. Growth Fund)	0.45% on assets up to $5 billion; and 0.425% on assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Bond Fund

0.41% on assets up to $250 million;

0.385% on assets of $250 million and more but less than $1 billion;

0.36% on assets of $1 billion and more but less than $2 billion;

0.335% on assets of $2 billion and more but less than $5 billion; and

0.31% on assets of $5 billion and more

Nationwide Government Money Market Fund

0.30% on assets up to $1 billion;

0.28% on assets of $1 billion and more but less than $2 billion;

0.26% on assets of $2 billion and more but less than $5 billion; and

0.24% on assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more

Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide Mid Cap Market Index Fund	0.195% on assets up to $1.5 billion; 0.175% on assets of $1.5 billion and more but less than $3 billion; and 0.165% on assets of $3 billion and more

Nationwide International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more

Nationwide Bond Index Fund	0.185% on assets up to $1.5 billion; 0.145% on assets of $1.5 billion and more but less than $3 billion; and 0.135% on assets of $3 billion and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Funds of the Trust	Advisory Fees
Nationwide American Century Small Cap Income Fund	0.74% on assets up to $500 million; and 0.69% on assets of $500 million and more

Nationwide Small Company Growth Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more

Nationwide Global Sustainable Equity Fund

0.75% on assets up to $250 million;

0.70% on assets of $250 million and more but less than $500 million;

0.68% on assets of $500 million and more but less than $1 billion; and

0.65% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% on assets up to $1 billion; and 0.23% on assets of $1 billion and more

Nationwide Core Plus Bond Fund

0.45% on assets up to $500 million;

0.425% on assets of $500 million and more but less than $1 billion;

0.40% on assets of $1 billion and more but less than $1.5 billion; and

0.39% on assets of $1.5 billion and more

Nationwide Bailard Cognitive Value Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more

Nationwide Bailard International Equities Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

Funds of the Trust	Advisory Fees
Nationwide Bailard Technology & Science Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million and more but less than $1 billion; and 0.65% on assets of $1 billion and more

Nationwide Geneva Mid Cap Growth Fund	0.75% on assets up to $250 million; 0.70% on assets of $250 million and more but less than $500 million; and 0.65% on assets of $500 million and more

Nationwide Geneva Small Cap Growth Fund	0.84% on assets up to $250 million; 0.79% on assets of $250 million and more but less than $500 million; and 0.74% on assets of $500 million and more

Nationwide Loomis Core Bond Fund

0.41% on assets up to $250 million;

0.385% on assets of $250 million and more but less than $1 billion;

0.36% on assets of $1 billion and more but less than $2 billion;

0.335% on assets of $2 billion and more but less than $5 billion; and

0.31% on assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Diamond Hill Large Cap Concentrated Fund

0.55% on assets up to $1 billion;

0.53% on assets of $1 billion and more but less than $2 billion;

0.51% on assets of $2 billion and more but less than $5 billion;

0.49% on assets of $5 billion and more

Nationwide Loomis Short Term Bond Fund

0.35% on assets up to $500 million;

0.34% on assets of $500 million and more but less than $1 billion;

0.325% on assets of $1 billion and more but less than $3 billion;

0.30% on assets of $3 billion and more but less than $5 billion;

0.285% on assets of $5 billion and more but less than $10 billion; and

0.275% on assets of $10 billion and more.

Nationwide WCM Focused Small Cap Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more

Nationwide NYSE Arca Tech 100 Index Fund (formerly, Nationwide Ziegler NYSE Arca Tech 100 Index Fund)

0.448% on assets up to $50 million;

0.248% on assets of $50 million and more but less than $250 million;

0.198% on assets of $250 million and more but less than $500 million; and

0.148% on assets of $500 million and more

* As approved by the Board of Trustees at its meeting held on September 14-16, 2020.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President